Exhibit 99.1

WMG ACQUISITION CORP. AND WMG HOLDINGS CORP. ANNOUNCE

CASH TENDER OFFERS AND CONSENT SOLICITATIONS

FOR CERTAIN SERIES OF DEBT SECURITIES

NEW YORK, NY, June 27, 2011 (MARKETWIRE via COMTEX) —

WMG Acquisition Corp. ( “WMG Acquisition”) and WMG Holdings Corp. (“WMG Holdings”), each a wholly owned subsidiary of Warner Music Group Corp. (NYSE: WMG) (“Warner Music Group” or “WMG”), today announced that they have commenced tender offers to purchase for cash any and all of their respective outstanding debt securities listed in the table below (collectively, the “Notes”). In conjunction with each tender offer, WMG Acquisition and WMG Holdings are soliciting consents (“Consents”) to the adoption of certain proposed amendments to each of the indentures governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions.

The Notes and material pricing terms for each tender offer are set forth in the table below.

CUSIP / ISIN / Common Code Nos.	Outstanding Principal Amount	Issuer	Title of Security	Purchase Price (1)(2)	Consent Payment (1)(2)	Total Consideration (1)
934548AE8 US 934548AE86	$465,000,000	WMG Acquisition Corp.	7 3/8% Senior Subordinated Notes due 2014	$1,000.29	$15.00	$1,015.29

XS0190115773 XS0190115344 XS0213135998 021313599 019011577 019011534	£100,000,000	WMG Acquisition Corp.	8 1/8% Senior Subordinated Notes due 2014	£1,001.84	£15.00	£1,016.84

92930MAF0 US 92930MAF05	$257,927,000	WMG Holdings Corp.	9.5% Senior Discount Notes due 2014	$1,020.42	$15.00	$1,035.42

(1)

Per $1,000 (or £ 1,000 for the 8 1/8% Senior Subordinated Notes due 2014) principal amount of Notes and excluding Accrued Interest (as defined below), which will be paid in addition to the Total Consideration or Purchase Price, as applicable, up to the applicable Payment Date (as defined below).

(2)	Included in Total Consideration.

Each tender offer will expire at 12:00 a.m., New York City time, on July 26, 2011, unless extended (such time and date, as the same may be extended with respect to a tender offer, the “Expiration Time” ). Holders of Notes must validly tender (and not validly withdraw) their Notes and validly deliver (and not validly revoke) their corresponding Consents at or prior to 5:00 P.M., New York City time, on July 11, 2011, unless extended (such time and date, as the same may be extended with respect to a tender offer, the “Consent Time”), to be eligible to receive the applicable Total Consideration, which includes the applicable Consent Payment, in each case as set forth in the table above. Holders who tender their Notes after the applicable Consent Time and prior to the applicable Expiration Time will be eligible to receive the applicable Purchase Price as set forth in the table above, but not the Consent Payment. Tendered Notes may be withdrawn and Consents may be revoked at or prior to the “Withdrawal Deadline”, which is the earlier of (a) the “Effective Time” (as defined below) and (b) the Expiration Time. Each of WMG

Acquisition and WMG Holdings intends to execute a supplemental indenture with respect to the indenture(s) governing its respective Notes promptly following the receipt of the Requisite Consents (as defined below) with respect to such indenture. The time and date on which the supplemental indenture with respect to an indenture is executed is referred to as the “Effective Time” for the applicable tender offer. The Effective Time with respect to a tender offer may occur prior to the applicable Consent Time. A Holder cannot deliver a Consent without tendering its corresponding Notes or tender its Notes without delivering a corresponding Consent.

The tender offers are being made, and the consents are being solicited, in connection with the Agreement and Plan of Merger, dated as of May 6, 2011, by and among Airplanes Music LLC, a Delaware limited liability company and an affiliate of Access Industries, Inc. (“Access Industries”), Airplanes Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Airplanes Music LLC and Warner Music Group, as amended from time to time (the “Merger Agreement”), pursuant to which Airplanes Merger Sub, Inc. will be merged with and into Warner Music Group, with the result that Warner Music Group, WMG Acquisition and WMG Holdings will become affiliates of Access Industries (such transaction, the “Acquisition”).

Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal, payment for Notes accepted for purchase will be made (1) with respect to Notes validly tendered and not validly withdrawn at or prior to the applicable Consent Time, promptly after acceptance of such Notes for purchase, which will occur promptly following the satisfaction or waiver of the conditions to the applicable tender offer, including the closing of the Acquisition, and (2) with respect to Notes validly tendered after the Consent Time but at or before the applicable Expiration Time, promptly after acceptance of such Notes for purchase, which will occur promptly following such Expiration Time. However, as WMG Acquisition and WMG Holdings intend to accept Notes validly tendered and not validly withdrawn at or prior to the applicable Consent Time promptly following the consummation of the Acquisition, WMG Acquisition and WMG Holdings will extend the applicable Expiration Time and, consequently, the date or dates of acceptance for Notes tendered and the corresponding date or dates of payment as necessary for this to occur.

In addition to the Total Consideration or Purchase Price, as applicable, holders of Notes tendered and accepted for payment will receive accrued and unpaid interest on such Notes from the last interest payment date for the Notes up to, but not including, the applicable payment date (“Accrued Interest”).

The consummation of each tender offer is conditioned upon the timely receipt of Consents at or prior to the applicable Consent Time from holders of at least a majority of the outstanding aggregate principal amount of (i) the 7 3/8% Senior Subordinated Notes due 2014 and the 8 1/8% Senior Subordinated Notes due 2014, taken together, of WMG Acquisition and (ii) the 9.5% Senior Discount Notes due 2014, in the case of WMG Holdings (with respect to an indenture, the “Requisite Consents”). The Notes issued by WMG Acquisition were issued under the same indenture and are treated as a single class for purposes of consenting to the proposed amendments to such indenture. In addition, the tender offers are conditioned upon the consummation of the Acquisition. Each tender offer is also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase and Consent Solicitation Statement in respect of the tender offers.

As soon as reasonably practicable following the Acquisition, each of WMG Acquisition and WMG Holdings currently intends, but is not obligated, to call for redemption all of its respective Notes that remain outstanding following the Acquisition in accordance with the provisions of the applicable indenture, and at that time to satisfy and discharge such indenture in accordance with its terms.

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the Notes. The tender offers are only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal.

The complete terms and conditions of the tender offers are set forth in an Offer to Purchase and Consent Solicitation Statement that is being sent to holders of the Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offers and consent solicitations. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related Consents, and if they decide to do so, the principal amount of the Notes to tender.

WMG Acquisition and WMG Holdings have engaged Credit Suisse Securities (USA) LLC and UBS Securities LLC as Dealer Managers for the tender offers and as Solicitation Agents for the consent solicitations. Questions and requests for assistance regarding the tender offers and consent solicitations should be directed to Credit Suisse Securities (USA) LLC at (212) 325-5912 (collect) or (800) 820-1653 (toll free) or UBS Securities LLC at (203) 719-4210 (collect) or (888) 719-4210 (toll free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement or other tender offer materials may be directed to D.F. King & Co., Inc., the Information Agent, at (800) 714-3312 (toll free) or (212) 269-5550 (collect), or D.F. King (Europe) Limited, at +44 20 7920 9700 (main) or via wmg@dfking.com.

None of WMG Acquisition, WMG Holdings, the Dealer Managers and Solicitation Agents, the Information Agent and Depositary or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related Consents, and no one has been authorized to make such a recommendation.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of some of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about Warner Music Group and other risks related to Warner Music Group are detailed in Warner Music Group’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Warner Music Group does not undertake an obligation to update forward-looking statements.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the failure of Warner Music Group’s stockholders to approve the Acquisition;

•	the risk that required consents to the Acquisition will not be obtained;

•	the risk that the Acquisition may not be completed on the expected timetable, or at all;

•	litigation in respect of the transactions contemplated by the Merger Agreement;

•	disruption from the transactions contemplated by the Merger Agreement making it more difficult to maintain certain strategic relationships;

•	risks relating to recent or future ratings agency actions or downgrades as a result of the announcement of the transactions contemplated by the Merger Agreement;

•

the impact of Warner Music Group’s substantial leverage, including any increase associated with additional indebtedness to be incurred in connection with the transactions contemplated by the Merger Agreement, on Warner Music Group’s ability to raise additional capital to fund its operations, on Warner Music Group’s ability to react to changes in the economy or its industry and on its ability to meet its obligations under its indebtedness; and

•

differences between Warner Music Group’s currently expected pro forma capital structure following consummation of the transactions contemplated by the Merger Agreement and its actual capital structure following consummation of such transactions.

Warner Music Group maintains an Internet site at www.wmg.com. Warner Music Group uses its website as a channel of distribution of material information related to Warner Music Group. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com.

Warner Music Group’s website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Additional factors that may affect future results and conditions are described in Warner Music Group’s and WMG Acquisition’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Warner Music Group’s website at www.wmg.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the transaction contemplated by the Merger Agreement, Warner Music Group has filed a definitive proxy statement on Schedule 14A with the SEC, and will file other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND RELATED MATERIALS (IF AND WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WARNER MUSIC GROUP, THE MERGER AND RELATED MATTERS. Investors and security holders may obtain these documents (and any other documents filed by Warner Music Group with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Warner Music Group’s Investor Relations department at 212-275-2000, or by visiting the Investor Relations portion of Warner Music Group’s website at investors.wmg.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Acquisition.

PARTICIPANTS IN SOLICITATION

Warner Music Group and its directors, executive officers and certain other members of Warner Music Group’s management may be deemed to be participants in the solicitation of proxies from Warner Music Group’s stockholders with respect to the Acquisition. Information about Warner Music Group’s directors, executive officers and members of management is contained in Warner Music Group’s most recent proxy statement and annual report on Form 10-K. Stockholders may obtain additional information about the directors and executive officers of Warner Music Group and their respective interests with respect to the proposed transaction by security holdings or otherwise, which may be different than those of Warner Music Group’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the Acquisition, when filed with the SEC. Each of these documents is, or will be, available as described above.

SOURCE: WMG

Media Contact:

Will Tanous

(212) 275-2244

Email Contact: Will.Tanous@wmg.com

or

Investor Contact:

Jill Krutick

(212) 275-4790

Email Contact: Jill.Krutick@wmg.com